For Immediate Release

Hasbro Reports Second Quarter 2026 Financial Results
Results Reflect Record Wizards of the Coast Performance & Consumer Products Growth
Increases 2026 Financial Outlook

Pawtucket, R.I., July 21, 2026 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the second quarter 2026.

"Hasbro posted another quarter of topline growth, led by Wizards of the Coast," said Chris Cocks, Hasbro Chief Executive Officer. "Magic: The Gathering eclipsed $500 million in quarterly revenue for the first time in its 30-plus year history, led by the record-breaking debut of Marvel Super Heroes. With strong indications for our remaining releases and line of sight to continued growth in 2027, the Magic flywheel is firing on all cylinders.”

"This quarter's broad-based strength across the business gives us the conviction to raise our full-year guidance," said Gina Goetter, Hasbro Chief Financial Officer and Chief Operating Officer. "Moving forward we are leaning into our $1B share repurchase authorization as we continue to balance investment in the business with returning cash to shareholders."

Second Quarter 2026 Results
•Hasbro, Inc.'s revenue increased 16% vs. LY, driven by growth in Wizards and Digital Gaming (+27%) and Consumer Products (+5%), partially offset by a decline in Entertainment (-20%).
•Operating profit was $253 million and Adjusted operating profit was $282 million, (+14% vs. LY) reflecting topline momentum and favorable mix.
•Results include a $56 million impairment related to the Company's refocused Digital Games portfolio for 2028 and beyond.
•Reported net earnings were $1.12 per diluted share and Adjusted net earnings per diluted share were $1.28.
•Returned $133 million to shareholders through the quarterly dividend and share repurchases.
•During the quarter, the Company deployed $55 million toward debt reduction.

Second Quarter 2026 Segment Details
•Wizards and Digital Gaming Segment
▪Revenue increased 27%, led by Magic: The Gathering (+32%). Digital and licensed gaming grew 17%.
▪Magic: The Gathering growth fueled by Secrets of Strixhaven and Marvel Super Heroes.
▪Monopoly Go! contributed $44 million of revenue in the second quarter.
▪Operating profit of $270 million (+12% vs. LY), with a 41% operating margin, includes a $56 million impairment charge related to the Company's refocused Digital Games portfolio offset by favorable benefits from scale and mix.

•Consumer Products Segment
•Revenues were up 5% in the quarter despite disruption from the previously disclosed unauthorized network access.
•Q2 sales benefited from entertainment releases, including Star Wars: The Mandalorian and Grogu, and momentum in GEM2 categories.
•Operating loss of $15 million and Adjusted operating loss of $8 million (NM vs. LY) reflects incremental tariff expense, entertainment-related mix shifts, and normal seasonality.
•Entertainment Segment
•Revenue decline of 20% related to the nature and timing of deals.
•Operating profit of $6 million and Adjusted operating profit of $9 million down 15% primarily due to timing.

Year-to-Date 2026 Results
•Year-to-date Hasbro, Inc. revenue increased 15% vs. LY, driven by growth in Wizards and Digital Gaming (+27%) and Consumer Products (+2%), partially offset by a decline in Entertainment (-22%).
•Operating profit was $523 million and Adjusted operating profit was $569 million, (+21% vs. LY) reflecting a strong topline. Both figures include a $56 million impairment related to the Company's refocused Digital Games portfolio.
•Reported net earnings were $2.51 per diluted share and Adjusted net earnings per diluted share were $2.76.
•Returned $239 million to shareholders through the quarterly dividend and share repurchases.
•During the first half of the year, the Company deployed $147 million toward debt reduction, including the issuance of $400 million of new notes. The proceeds of which will be used to fully repay its November 2026 maturities, with the balance applied to the repurchase of higher-rate, longer-dated securities.

Year-to-Date 2026 Segment Details
•Wizards and Digital Gaming Segment
•Revenue increased 27%, led by Magic: The Gathering (+34%). Digital and licensed gaming grew 10%.
•Magic: The Gathering benefited from growth in tabletop and digital revenues, across first-party and Universes Beyond Premiere sets, along with momentum in Secret Lair & Backlist.
•Year-to-date Monopoly Go! contributed $86 million of revenue.
•Operating profit of $568 million (+20% vs. LY), with a 46% operating margin, includes a $56 million impairment related to the Company's refocused Digital Games portfolio.
•Consumer Products Segment
•Revenues increased 2% as momentum in GEM2 categories and entertainment more than offset disruptions related to the previously disclosed unauthorized network access. Growth across key brands including Star Wars, Marvel, Peppa Pig, and G.I. Joe.
•Operating loss of $62 million reflecting normal seasonality and cyber-related impacts.
•Adjusted operating loss of $48 million reflects year-over-year tariff expense, timing-related sales disruptions from the unauthorized network access, and royalty expense tied to entertainment releases.
•Entertainment Segment

•Revenue decline of 22% related to the nature and timing of deals.
•Operating profit of $23 million and Adjusted operating profit of $29 million up 5% primarily due to lower royalty expense.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2026 Company Outlook and Capital Allocation

For the full year, the Company now expects:
•Total Hasbro revenue up 5-7% in constant currency (previously up 3-5% in constant currency)
•Adjusted operating margin of 25-26% (previously 24-25%)
•Adjusted EBITDA of $1.45 billion to $1.50 billion (previously $1.40 billion to $1.45 billion)

2026 Capital Allocation priorities:
•Invest in core business.
•Return cash to shareholders through dividends and share repurchases.
•Continue to pay down debt.

Update on Previously Disclosed Unauthorized Network Access
In late March 2026, the Company identified unauthorized access to its network, which resulted in disruptions to business operations throughout the second quarter. The Company has since returned to pre-incident order processing, shipping, and invoicing practices.
Direct incremental expenses related to the unauthorized access were $11 million during the three and six months ended June 28, 2026, and the revenue impact on the business was estimated at approximately $25 million. The Company expects to incur additional costs related to the incident in future periods.
The Company did not recognize any insurance proceeds during the three months ended June 28, 2026 related to the unauthorized network access. The timing of recognizing insurance recoveries, if any, may differ from the timing of recognizing the associated expenses.
Dividend Announcement
During the second quarter, the Company paid $99 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on September 2nd , 2026, to shareholders of record at the close of business on August 19th, 2026.
Conference Call Webcast
Hasbro will webcast its second quarter 2026 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.
About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With 165 years of expertise, Hasbro delivers groundbreaking play experiences and reaches more than 1 billion fans annually around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.
Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including Magic: The Gathering, Dungeons & Dragons, Monopoly, Hasbro Games, Nerf, Transformers, Play-Doh and

Peppa Pig, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.
For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2026 JUST Capital Industry Leader, a Brand that Matters by Fast Company, and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50 for fourteen consecutive years. For more information, visit https://corporate.hasbro.com or follow Hasbro on LinkedIn.

© 2026 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; products, gaming and entertainment; anticipated cost savings; expected debt repayments and share repurchases; expected impact of tariffs or refunds thereof; anticipated impact of moving our Rhode Island operations to Boston, Massachusetts; expectations relating to the impact of unauthorized access to the Company’s network, including on our financial condition and results of operations, findings from our investigation into the unauthorized access, the effectiveness of our containment and remediation efforts, costs and expenses and any insurance recoveries; and financial guidance and targets and expectations for our future performance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties.
Factors that might cause such a difference include, but are not limited to:
•our ability to successfully implement and execute on our Playing to Win business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing and consumer products businesses and partnerships;
•our ability to continually introduce new and innovative products that are accepted by consumers, particularly for brands such as Magic: The Gathering in which we have seen an increasing concentration of our sales and profits;
•risks associated with the imposition, threat, or uncertainty of tariffs, including any possible refunds of tariffs, in markets in which we operate; imposition of tariffs could increase our product costs and other costs of doing business, result in higher prices of our products, impact consumer spending, lower our revenues, result in delays or reductions in purchases from our customers, result in goodwill impairments, reduce earnings and otherwise have an adverse impact on our business;
•risks associated with international operations, such as: conflict in territories in which we operate or which affect areas in which we operate such as the current activities in Iran; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;
•risk or disruption to our business or ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property or systems;
•risks associated with unauthorized access to our network we recently experienced, including the duration and magnitude of operational disruption; the effectiveness of our response to such unauthorized access and the business continuity plans and the ongoing assessment of the impact of such unauthorized access on our business, operations, financial results, and financial reporting;

and any further business disruptions from such unauthorized access and increased costs relating to such unauthorized access, including from any legal proceedings;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, fluctuating interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, reduced purchasing power or less discretionary income, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can result in higher prices for our products or consumer necessities and can otherwise negatively impact our customers and consumers, result in lower employment levels, consumer discretionary income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in emerging technologies, such as the integration of artificial intelligence into our product development, marketing strategies, and consumer engagement, and the associated risks such as ethical concerns, evolving regulatory standards, implementation challenges, and third-party dependencies on such technologies;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third-party relationships, including with third-party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China, which include the risks associated with increased tariffs imposed on trade between China and the U.S., and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•our ability to attract and retain talented and diverse employees;
•our business could be adversely affected by challenges and disruptions arising from the loss of skills, knowledge or expertise, and from uncertainty regarding the continued employment of key personnel, particularly as a result of recent workforce reductions and the planned relocation of our Rhode Island operations to Boston, Massachusetts;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs related to businesses, products and/or content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed or reduced;
•fluctuations in our business due to seasonality;

•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.
The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, and the direct costs associated with the unauthorized network access. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, direct costs associated with the unauthorized network access, and the impact of stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Abby Hodes | Hasbro, Inc. | communications@hasbro.com
# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	June 28, 2026	June 29, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$880.5	$546.9
Short-term investments	497.7	—
Accounts receivable, net	751.7	717.8
Inventories	353.2	417.1
Prepaid expenses and other current assets	366.5	359.4
Total current assets	2,849.6	2,041.2
Property, plant and equipment, net	453.9	251.8
Goodwill	1,256.2	1,256.8
Other intangible assets, net	426.4	489.4
Other assets	1,051.1	1,135.2
Total assets	$6,037.2	$5,174.4

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$497.0	$—
Accounts payable	374.9	339.6
Accrued liabilities	843.4	888.2
Total current liabilities	1,715.3	1,227.8
Long-term debt	3,041.2	3,320.9
Other liabilities	550.4	356.0
Total liabilities	5,306.9	4,904.7
Total shareholders' equity	730.3	269.7
Total liabilities, noncontrolling interests and shareholders' equity	$6,037.2	$5,174.4

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Six Months Ended
	June 28, 2026		June 29, 2025		June 28, 2026		June 29, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,139.6	100.0%	$980.8	100.0%	$2,139.8	100.0%	$1,867.9	100.0%
Costs and expenses:
Cost of sales	272.4	23.9%	225.3	23.0%	508.5	23.8%	429.8	23.0%
Program cost amortization	3.1	0.3%	6.2	0.6%	7.1	0.3%	13.6	0.7%
Royalties	89.9	7.9%	84.5	8.6%	167.6	7.8%	141.5	7.6%
Product development	93.6	8.2%	77.5	7.9%	171.6	8.0%	158.0	8.5%
Advertising	74.8	6.6%	63.6	6.5%	135.2	6.3%	119.0	6.4%
Amortization of intangible assets	14.6	1.3%	17.2	1.8%	29.2	1.4%	34.2	1.8%
Impairment of goodwill	—	—%	1,021.9	104.2%	—	—%	1,021.9	54.7%
Loss on disposal of business	—	—%	—	—%	—	—%	25.0	1.3%
Selling, distribution and administration	338.7	29.7%	282.8	28.8%	597.8	27.9%	552.4	29.6%
Total costs and expenses	887.1	77.8%	1,779.0	181.4%	1,617.0	75.6%	2,495.4	133.6%
Operating profit (loss)	252.5	22.2%	(798.2)	(81.4)%	522.8	24.4%	(627.5)	(33.6)%
Non-operating expense:
Interest expense	46.5	4.1%	40.6	4.1%	88.3	4.1%	82.2	4.4%
Interest income	(12.9)	(1.1)%	(5.4)	(0.6)%	(23.0)	(1.1)%	(14.3)	(0.8)%
Other expense (income), net	10.2	0.9%	(18.7)	(1.9)%	4.7	0.2%	(17.3)	(0.9)%
Total non-operating expense, net	43.8	3.8%	16.5	1.7%	70.0	3.3%	50.6	2.7%
Earnings (loss) before income taxes	208.7	18.3%	(814.7)	(83.1)%	452.8	21.2%	(678.1)	(36.3)%
Income tax expense	47.4	4.2%	40.0	4.1%	92.0	4.3%	77.1	4.1%
Net earnings (loss)	161.3	14.2%	(854.7)	(87.1)%	360.8	16.9%	(755.2)	(40.4)%
Net earnings attributable to noncontrolling interests	0.4	—%	1.1	0.1%	1.5	0.1%	2.0	0.1%
Net earnings (loss) attributable to Hasbro, Inc.	$160.9	14.1%	$(855.8)	(87.3)%	$359.3	16.8%	$(757.2)	(40.5)%

Net earnings (loss) per common share:
Basic	$1.14		$(6.10)		$2.54		$(5.41)
Diluted	$1.12		$(6.10)		$2.51		$(5.41)
Cash dividends declared per common share	$0.70		$0.70		$1.40		$1.40
Weighted average number of shares
Basic	141.6		140.3		141.2		140.0
Diluted	143.1		140.3		143.2		140.0
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Six months ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net earnings (loss)	$360.8	$(755.2)
Impairment of goodwill	—	1,021.9
Impairment of capitalized software	56.4	—
Loss on disposal of business	—	25.0
Other non-cash adjustments	149.8	106.3
Changes in operating assets and liabilities	37.4	(188.6)
Net cash provided by operating activities	604.4	209.4

Cash flows from investing activities:
Additions to property, plant and equipment	(41.2)	(29.9)
Additions to software development	(54.0)	(61.8)
Purchase of investments	(423.0)	(10.0)
Other	(6.4)	12.5
Net cash utilized by investing activities	(524.6)	(89.2)

Cash flows from financing activities:
Proceeds from borrowings	399.4	—
Repayments of borrowings	(123.3)	(60.5)
Payments of financing costs	(4.8)	—
Share-based compensation transactions	38.7	4.9
Payments related to tax withholding for share-based compensation	(44.7)	(19.9)
Dividends paid	(197.6)	(196.0)
Repurchases of common stock	(41.5)	—
Other	(2.7)	(3.1)
Net cash provided (utilized) by financing activities	23.5	(274.6)
Effect of exchange rate changes on cash	0.6	6.3
Net increase (decrease) in cash, cash equivalents and restricted cash	103.9	(148.1)
Cash, cash equivalents and restricted cash at beginning of year	776.6	695.0
Cash, cash equivalents and restricted cash at end of period	$880.5	$546.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended June 28, 2026			Three Months Ended June 29, 2025
Operating Results:	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results:
External Net Revenues	$1,139.6	$—	$1,139.6	$980.8	$—	$980.8	16%
Operating Profit (Loss)	$252.5	$29.7	$282.2	$(798.2)	$1,045.3	$247.1	14%
Operating Margin	22.2%	2.6%	24.8%	-81.4%	>100%	25.2%

Segment Results:
Wizards of the Coast and Digital Gaming:
External Net Revenues	$663.8	$—	$663.8	$522.4	$—	$522.4	27%
Operating Profit	$270.0	$—	$270.0	241.8	$—	$241.8	12%
Operating Margin	40.7%	—	40.7%	46.3%	—	46.3%

Consumer Products:
External Net Revenues	$463.0	$—	$463.0	$442.4	$—	$442.4	5%
Operating (Loss) Profit	$(14.5)	$7.0	$(7.5)	(1,029.6)	$1,030.8	$1.2	>-100%
Operating Margin	-3.1%	1.5%	-1.6%	>-100%	>100%	0.3%

Entertainment:
External Net Revenues	$12.8	$—	$12.8	$16.0	$—	$16.0	-20%
Operating Profit	$5.6	$3.0	$8.6	6.3	$3.8	$10.1	-15%
Operating Margin	43.8%	23.4%	67.2%	39.4%	23.8%	63.1%

Corporate and Other:
Operating (Loss) Profit	$(8.6)	$19.7	$11.1	$(16.7)	$10.7	$(6.0)	>100%
(1) Amounts may not sum due to rounding

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category:	June 28, 2026	June 29, 2025	% Change
Tabletop Gaming	$528.3	$406.3	30%
Digital and Licensed Gaming	135.5	116.1	17%
Net revenues	$663.8	$522.4	27%

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region:	June 28, 2026	June 29, 2025	% Change
North America	$277.0	$236.0	17%
Europe	92.9	95.7	-3%
Asia Pacific	53.2	63.6	-16%
Latin America	39.9	47.1	-15%
Net revenues	$463.0	$442.4	5%

	Three Months Ended
Entertainment Segment Net Revenues by Category:	June 28, 2026	June 29, 2025	% Change
Family Brands	$11.8	$14.5	-19%
Film and TV	1.0	1.5	-33%
Net revenues	$12.8	$16.0	-20%

	Three Months Ended
Supplementary Hasbro Gaming Information:	June 28, 2026	June 29, 2025	% Change
Magic: The Gathering	$545.3	$412.0	32%
Hasbro Total Gaming (1)	$759.2	$615.8	23%

(1) Hasbro Total Gaming includes all gaming revenue, most notably Dungeons & Dragons, Magic: The Gathering and Hasbro Gaming.

	Six Months Ended June 28, 2026			Six Months Ended June 29, 2025
Operating Results:	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results:
External Net Revenues	$2,139.8	$—	$2,139.8	$1,867.9	$—	$1,867.9	15%
Operating Profit (Loss)	$522.8	$46.4	$569.2	$(627.5)	$1,097.1	$469.6	21%
Operating Margin	24.4%	2.2%	26.6%	-33.6%	58.7%	25.1%

Segment Results:
Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,245.8	$—	$1,245.8	$984.5	$—	$984.5	27%
Operating Profit	$567.7	$—	$567.7	$471.8	$—	$471.8	20%
Operating Margin	45.6%	—	45.6%	47.9%	—	47.9%

Consumer Products:
External Net Revenues	$860.9	$—	$860.9	$840.7	$—	$840.7	2%
Operating (Loss)	$(62.0)	$14.0	$(48.0)	$(1,073.5)	$1,043.7	$(29.8)	-61%
Operating Margin	-7.2%	1.6%	-5.6%	>-100%	>100%	-3.5%

Entertainment:
External Net Revenues	$33.1	$—	$33.1	$42.7	$—	$42.7	-22%
Operating Profit (Loss)	$22.9	$6.0	$28.9	$(4.9)	$32.4	$27.5	5%
Operating Margin	69.2%	18.1%	87.3%	-11.5%	75.9%	64.4%

Corporate and Other:
Operating (Loss) Profit	$(5.8)	$26.4	$20.6	$(20.9)	$21.0	$0.1	>100%

	Six Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	June 28, 2026	June 29, 2025	% Change
Tabletop Gaming	$989.0	$750.1	32%
Digital and Licensed Gaming	256.8	234.4	10%
Net revenues	$1,245.8	$984.5	27%

	Six Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	June 28, 2026	June 29, 2025	% Change
North America	$492.4	$467.4	5%
Europe	192.5	180.7	7%
Asia Pacific	107.0	117.4	-9%
Latin America	69.0	75.2	-8%
Net revenues	$860.9	$840.7	2%

	Six Months Ended
Entertainment Segment Net Revenues by Category	June 28, 2026	June 29, 2025	% Change
Family Brands	$30.4	$36.9	-18%
Film and TV	2.7	5.8	-53%
Net revenues	$33.1	$42.7	-22%

	Six Months Ended
Supplementary Hasbro Gaming Information:	June 28, 2026	June 29, 2025	% Change
Magic: The Gathering	$1,014.9	$758.3	34%
Hasbro Total Gaming (1)	$1,423.1	$1,165.9	22%
(1) Hasbro Total Gaming includes all gaming revenue, most notably Dungeons & Dragons, Magic: The Gathering and Hasbro Gaming.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Six Months Ended
Reconciliation of EBITDA and Adjusted EBITDA: (1)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net earnings (loss) attributable to Hasbro, Inc.	$160.9	$(855.8)	$359.3	$(757.2)
Interest expense	46.5	40.6	88.3	82.2
Income tax expense	47.4	40.0	92.0	77.1
Net earnings attributable to noncontrolling interests	0.4	1.1	1.5	2.0
Depreciation expense	17.4	14.9	28.7	32.1
Amortization of intangibles	14.6	17.2	29.2	34.2
EBITDA	287.2	(742.0)	599.0	(529.6)

Share-based compensation	23.5	11.3	44.4	29.7
Strategic transformation initiatives (2)	0.8	3.9	1.9	11.1
Restructuring and severance costs (3)	8.1	6.8	13.7	12.7
Loss on disposal of business (4)	—	—	—	25.0
eOne Film and TV business divestiture related costs (5)	—	0.1	—	5.6
Impairment of goodwill (6)	—	1,021.9	—	1,021.9
Unauthorized network access (7)	10.8	—	10.8	—
Adjusted EBITDA	$330.4	$302.0	$669.8	$576.4
(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on disposal of business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(7) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Six Months Ended
Reconciliation of Adjusted Operating Profit: (1)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Operating Profit (Loss):	$252.5	$(798.2)	$522.8	$(627.5)
Wizards of the Coast and Digital Gaming	270.0	241.8	567.7	471.8
Consumer Products	(14.5)	(1,029.6)	(62.0)	(1,073.5)
Entertainment	5.6	6.3	22.9	(4.9)
Corporate and Other	(8.6)	(16.7)	$(5.8)	(20.9)

Non-GAAP Adjustments:	$29.7	$1,045.3	$46.4	$1,097.1
Consumer Products	7.0	1,030.8	14.0	1,043.7
Entertainment	3.0	3.8	6.0	32.4
Corporate and Other	19.7	10.7	26.4	21.0

Adjusted Operating Profit:	$282.2	$247.1	$569.2	$469.6
Wizards of the Coast and Digital Gaming	270.0	241.8	567.7	471.8
Consumer Products	(7.5)	1.2	(48.0)	(29.8)
Entertainment	8.6	10.1	28.9	27.5
Corporate and Other	11.1	(6.0)	20.6	0.1

Non-GAAP Adjustments include the following:
Acquired intangible amortization (2)	10.0	12.6	20.0	25.0
Strategic transformation initiatives (3)	0.8	3.9	1.9	11.1
Restructuring and severance costs (4)	8.1	6.8	13.7	12.7
Loss on disposal of business (5)	—	—	—	25.0
eOne Film and TV business divestiture related costs (6)	—	0.1	—	1.4
Impairment of goodwill (7)	—	1,021.9	—	1,021.9
Unauthorized network access (8)	10.8	—	10.8	—
Total	$29.7	$1,045.3	$46.4	$1,097.1
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on disposal of business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(8) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share: (1)
	Three Months Ended
	June 28, 2026	Diluted Per Share Amount	June 29, 2025	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$160.9	$1.12	$(855.8)	$(6.10)
Acquired intangible amortization (2)	7.5	0.05	9.4	0.07
Strategic transformation initiatives (3)	0.7	0.01	3.0	0.02
Restructuring and severance costs (4)	6.1	0.04	5.3	0.04
eOne Film and TV divestiture related costs (6)	—	—	0.1	—
Impairment of goodwill (7)	—	—	1,021.9	7.24
Unauthorized network access (8)	8.3	0.06	—	—
Net Earnings Attributable to Hasbro as Adjusted	$183.5	$1.28	$183.9	$1.30

Reconciliation of Net Earnings and Earnings per Share: (1)
	Six Months Ended
	June 28, 2026	Diluted Per Share Amount	June 29, 2025	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	359.3	$2.51	$(757.2)	$(5.41)
Acquired intangible amortization (2)	15.0	0.10	18.7	0.13
Strategic transformation initiatives (3)	1.5	0.02	8.5	0.06
Restructuring and severance costs (4)	10.4	0.07	9.8	0.07
Loss on disposal of business (5)	—	—	25.0	0.18
eOne Film and TV divestiture related costs (6)	—	—	4.2	0.03
Impairment of goodwill (7)	—	—	1,021.9	7.24
Unauthorized network access (8)	8.3	0.06	—	—
Net Earnings Attributable to Hasbro as Adjusted	$394.5	$2.76	$330.9	$2.35
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $0.8 ($0.7 after-tax) and $1.9 ($1.5 after-tax) for the three and six months ended June 28, 2026, respectively, and $3.9 ($3.0 after-tax) and $11.1 ($8.5 after-tax) for the three months and six months ended June 29, 2025, respectively.
(4) Restructuring and severance costs of $8.1 ($6.1 after-tax) and $13.7 ($10.4 after-tax) for the three months and six months ended June 28, 2026, respectively, and $6.8 ($5.3 after-tax) and $12.7 ($9.8 after-tax) for the three months and six months ended June 29, 2025, respectively, associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business of $25.0 ($25.0 after-tax) for the three months and six months ended June 29, 2025, respectively, related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs of $0.1 ($0.1 after-tax) and $5.4 ($4.2 after-tax) for the three months and six months ended June 29, 2025, respectively, as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(8) Incremental costs incurred by Hasbro as a result of the identification of unauthorized network access in late March 2026, including third-party legal and remediation costs. These costs total $10.8 ($8.3 after-tax) for the three months and six months ended June 28, 2026, respectively.